Exhibit 107

Calculation of Filing Fee Tables

424(h)

(Form Type)

Nissan Auto Receivables Company II LLC

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of Registrant: 0001129068

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)	$1,000,000,000.00	100%	$1,000,000,000.00	0.0000927	$92,700.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,250,000,000.00(3)		$115,875.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$23,175.00

	Net Fee Due							$92,700.00

(1)

The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (No. 333-255899).

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)

A registration fee of $23,175.00 was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on February 9, 2022 related to registration statement number 333-255899 (the “Registration Statement”), corresponding to $250,000,000.00 of Asset-Backed Securities registered under the Registration Statement. The proposed maximum aggregate offering price set forth herein reflects the sum of such amount and $1,000,000,000.00 of Asset-Backed Securities registered hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Nissan Auto Receivables Company II LLC	424(h)	333-255899	02/09/2022		$23,175.00	Asset-Backed Securities	Asset-Backed Notes	$250,000,000.00	$250,000,000.00

Fee Offset Sources	Nissan Auto Receivables Company II LLC	SF-3	333-255899		07/05/2021						$23,175.00

(4)	The Registrant has completed the offering related to the unsold securities for which a filing fee of $23,175.00 was previously paid on February 9, 2022.